Exhibit (24)
WELLS FARGO REAL ESTATE INVESTMENT CORPORATION
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS that the undersigned directors and officers of WELLS FARGO REAL ESTATE INVESTMENT CORPORATION (the “Corporation”) hereby constitute and appoint Jeannine E. Zahn and Anthony R. Augliera, and each of them severally, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and the attorneys-in-fact, and in any one of them, to sign for the undersigned and in their respective names as directors and officers of the Corporation, the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018, to be filed with the Securities and Exchange Commission, and to sign any and all amendments to such Annual Report.

Signature	Capacity

/S/ NEAL A. BLINDE	President, Chief Executive Officer and Director, Wells Fargo Real Estate Investment Corporation (Principal Executive Officer)
Neal A. Blinde

/S/ JOHN R. SHREWSBERRY	Senior Executive Vice President and Chief Financial Officer, Wells Fargo Real Estate Investment Corporation (Principal Financial Officer)
John R. Shrewsberry

/S/ RICHARD D. LEVY	Executive Vice President and Controller, Wells Fargo Real Estate Investment Corporation (Principal Accounting Officer)
Richard D. Levy

/S/ GEORGE L. BALL	Director
George L. Ball

/S/ GARY K. BETTIN	Director
Gary K. Bettin

/S/ JOHN F. LUIKART	Director
John F. Luikart
March 1, 2019
Minneapolis, Minnesota